STANDARD COMMERCIAL CORPORATION                                   Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 1997
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                                                                                                State or Country
         Name of Company                                                                        of Organization
         Standard Commercial Corporation                                                         North Carolina
           W A Adams Company                                                                     North Carolina
              General Processors Inc.                                                            North Carolina
              P.M.A. Tobaccos Inc.                                                               North Carolina
              The Tobacco Trading Corporation                                                    Virginia
              Adams International Ltd.                                                           Thailand
              Exportadora de Tobaco de Honduras S.A. de C.V.                                     Honduras
           Carolina Home Center Inc.                                                             North Carolina
           Jas. I. Miller Tobacco Company Inc.                                                   North Carolina
           Standard Commercial Tobacco Co. Inc.                                                  North Carolina
              Carolina Trading Corporation                                                       North Carolina
              CRES Tobacco Company Inc                                                           North Carolina
              Jas. I. Miller Tobacco Co. Ltd.                                                    Jamaica
           Standard Commercial Services Inc.                                                     North Carolina
           Spierer Freres & Cie S.A.                                                             Switzerland
              Exelka S.A.                                                                        Greece
              Eryka International S.A.                                                           Liechtenstein
              Spierer Tutun Ihracat Sanayi Ticaret A.S.                                          Turkey
              Hermes Tutun Ihracat A.S.                                                          Turkey
           Standard Commercial Tobacco Company of Canada Ltd.                                    Canada
              British Leaf Tobacco Company of Canada Ltd.                                        Canada
           Standard Commercial Tobacco Company (UK) Ltd.                                         United Kingdom
              Andrew Chalmers (India) Ltd.                                                       United Kingdom
              N.G. Fleming Ltd.                                                                  United Kingdom
              Saloman Bros. Tobacco Company Ltd.                                                 United Kingdom
                Leoni & Dent Ltd.                                                                United Kingdom
                P.L. Leverson Ltd.                                                               United Kingdom
              Siemssen Threshie (Jamaica) Ltd.                                                   Jamaica
              Siemssen Threshie (Malawi) Ltd.                                                    Malawi
              Stancom Tobacco Company (Malawi) Ltd.                                              Malawi
                Tobacco Processors (Malawi) Ltd.                                                 Malawi
                Limbe Properties Limited                                                         Malawi
              Standard Commercial Tobacco Co. (Overseas) Ltd.                                    United Kingdom
              Tobacco Processors (Lilongwe) Ltd.                                                 Malawi
              Stancom Zambia (Pvt) Ltd                                                           Zambia
              Standard Wool (UK) Ltd.                                                            United Kingdom
                Jacomb Hoare (Bradford) Ltd.                                                     United Kingdom
                Thomas Chadwick & Sons Ltd.                                                      United Kingdom
                Standard Wool Chile S.A.                                                         Chile
           Standard Commercial Tobacco Services (UK) Ltd.                                        United Kingdom



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STANDARD COMMERCIAL CORPORATION                               Exhibit 21
SUBSIDIARIES AND AFFILIATES at March 31, 1997
                                                                                                State or Country
         Name of Company                                                                        of Organization
         Standard Commercial Corporation (continued)                                             North Carolina
           Standard Wool Inc.                                                                    Delaware
              Standard Wool France S.A.                                                          France
                Peignage de la Tossee S.A.                                                       France
                Eusebe Carpentier S.A.                                                           France
                Standard Wool Deutschland GmbH                                                   Germany
                  Lanimex Trading GmbH                                                           Germany
                  Lohman & Company Wollhandel GmbH                                               Germany
                  Prolaine Wollhandels  GmbH                                                     Germany
                Standard Wool South Africa (Pty) Ltd                                             South Africa
                Standard Wool Australia (Pty.) Ltd.                                              Australia
                  Hulme Wool Scouring Co. (1938) Pty. Ltd.                                       Australia
                  Standard Wool Farming Pty. Ltd.                                                Australia
                  Mascot Wools Pty. Ltd.                                                         Australia
                  Stawool Brokers Pty. Ltd.                                                      Australia
                  Independent Wool Dumpers Pty. Ltd.                                             Australia
                Standard Wool Holdings S.A.                                                      Argentina
                  Roca SACIF                                                                     Argentina
                  Standard Wool Argentina                                                        Argentina
                  Pole Fueguina S.A.                                                             Argentina
                Advhus Gestion Societe Civile                                                    France
                Tentler & Co. B.V.                                                               Netherlands
                F Whitley (NZ) Limited                                                           New Zealand
                  De Spa & Co Ltd.                                                               New Zealand
                S H Allen & Sons (Pty) Ltd.                                                      Australia
           Trans-Continental Leaf Tobacco Corporation                                            Leichtenstein
              AOZT Transcontinental Leaf Tobacco Corporation                                     Russia
              Eryka Mediterranee S.A.R.L.                                                        Greece
              Esaltab (Zimbabwe) (Pvt.) Ltd                                                      Zimbabwe
              Inter-Rural Development Corporation Ltd.                                           Liechtenstein
                Trans-Continental Farming Ltd.                                                   Canada
              Siam Tobacco Export Corporation Ltd.                                               Thailand
              Stancom Tobacco (Private) Ltd                                                      Zimbabwe
                Combined Tobacco Buyers (Private) Ltd                                            Zimbabwe
                Tobacco Development Company of Africa (Private) Ltd                              Zimbabwe
                Tobacco Processors (Zimbabwe) (Private) Ltd                                      Zimbabwe
              Standard Wool S.A.                                                                 Panama
              Transcatab SpA                                                                     Italy
              Trans-Continental Participacoes e Empreendimentos Ltda.                            Brazil
              Transhellenic Tobacco S.A.                                                         Greece
              World Wide Tobacco Espana S.A.                                                     Spain
           Transconti Srl                                                                        Italy
           Werkhof GmbH                                                                          Germany
              Bela Duty Free Import-Export GmbH                                                  Germany


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